Exhibit 15

February 11, 2005

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, IL 60179

We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Sears, Roebuck and Co. for the thirteen week and thirty-nine week periods ended October 2, 2004 and September 27, 2003, as indicated in our report dated November 8, 2004, December 1, 2004 as to Note 10, February 11, 2005 as to Note 14 (which report includes explanatory paragraphs relating to the restatements discussed in Note 10 and 14); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q/A for the quarter ended October 2, 2004, is incorporated by reference in Registration Statement Nos. 2-80037, 33-18081, 33-23793, 33-41485, 33-45479, 33-55825, 33-58851, 33-64345, 333-08141, 333-113532, and 333-121776 of Sears, Roebuck and Co.; Registration Statement No. 333-92082 of Sears, Roebuck and Co. and Sears, Roebuck Acceptance Corp.; Registration Statement Nos, 33-64775, 333-18591, 333-43309, and 333-120219 of Sears, Roebuck and Co. and Sears, Roebuck and Co. Deferred Compensation Plan; Registration Statement No. 333-102114 of Sears, Roebuck and Co. and the Sears 401(K) Savings Plan (formerly, The Savings and Profit Sharing Fund of Sears Employees and the Sears 401(K) Profit Sharing Plan) and Lands’ End, Inc. Retirement Plan; Registration Statement No. 33-44671 of Sears, Roebuck and Co. and Sears DC Corp.; Registration Statement No. 333-38131 of Sears, Roebuck and Co. and the Sears Associate Stock Ownership Plan; Registration Statement No. 333-52056 of Sears, Roebuck and Co. and the 2000 Employee Stock Plan; Registration Statement No. 333-72514 of Sears, Roebuck and Co. and the 2001 Broad-Based Stock Option Plan; and Registration Statement No. 333-87942 of Sears, Roebuck and Co. and the 2002 Non-Employee Director Stock Plan.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Chicago, Illinois